UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Kellanova

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 N. Wells Street Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 961-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
0.500% Senior Notes due 2029	K29	New York Stock Exchange
3.750% Senior Notes due 2034	K34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2025, Kellanova (the “Company”) received notice that Amit Banati, the Company’s Vice Chairman and Chief Financial Officer, is resigning, effective May 9, 2025, to pursue another opportunity. Mr. Banati’s resignation was not due to any disagreements with the Company relating to the Company’s operations, policies or practices.

On May 7, 2025, the Company’s Board of Directors appointed John Renwick to serve as the Company’s acting Senior Vice President, Chief Financial Officer, effective May 9, 2025, reporting to Steven Cahillane, the Company’s Chairman, President and Chief Executive Officer.

Mr. Renwick, age 58, has served as Vice President, Investor Relations and Corporate Planning of Kellanova (formerly Kellogg Company) since 2016. Mr. Renwick previously served as Vice President, Finance & CFO, U.S. Snacks from 2013 to 2016, and prior to that, served in a variety of international finance lead roles, as well as sales finance, investor relations and planning roles in the U.S. Before joining the Company in 2000, Mr. Renwick was Vice President Equity Research at Morgan Stanley, where he worked as an equity analyst from 1993 to 2000, and was previously an Assistant Vice President, Middle Market Banking at Chemical Bank from 1989 to 1993. Mr. Renwick, a chartered financial analyst, earned a bachelor’s degree in Economics from Middlebury College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: May 8, 2025	By:	/s/ Todd Haigh
	Name:	Todd Haigh
	Title:	Senior Vice President, Chief Legal Officer & Secretary